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                                                                    Exhibit 10.3


                             CONSULTING AGREEMENT


          This CONSULTING AGREEMENT (this "Agreement"), is made and entered into as of this 17th day of November, 1995, by and between PARAMETRIC TECHNOLOGY CORPORATION, a Massachusetts corporation, having a principal place of business at 128 Technology Drive, Waltham, MA 02154 (hereinafter "PTC"), and MICHAEL E. PORTER, an individual residing at 147 Chestnut Hill Road, Chestnut Hill, MA 02167 (hereinafter "Consultant").

                                   ARTICLE 1
                             TERM AND TERMINATION

          1.1 Term. This Agreement will become effective on the date first shown above and will remain in full force and effect unless and until terminated in accordance with the provisions of Section 1.2 hereof.

          1.2 Termination of Agreement.

          (a) Consultant may, at his sole option, terminate this Agreement, at any time, upon thirty (30) days' advance written notice to PTC.

          (b) PTC may terminate this Agreement for Cause (as defined below), effective immediately upon notice to Consultant that, in the good faith judgment of the Board, (1) an event constituting Cause for termination has occurred, and
(2) either Consultant had a reasonable opportunity to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances. For purposes of this Section 1.2, "Cause" shall mean: (i) Consultant willfully commits an act of dishonesty or breach of trust, or willfully acts in a manner which is inimical or injurious to the business or interest of PTC, (ii) Consultant willfully violates or breaches any of the provisions of this Agreement and such violation or breach results in demonstrable injury to PTC and has not been remedied within thirty (30) days of receipt of written notice of such violation or breach, (iii) Consultant's act or omission to act results in or is intended to result in gain to or personal enrichment of Consultant at PTC's expense, or
(iv) Consultant is convicted of a felony or any crime involving larceny, embezzlement or moral turpitude.

          1.3 Effect of Termination. Upon termination of this Agreement, the Option, to the extent not yet exerciseable at the date of such termination (according to the Exerciseability Schedule contained within the Stock Option Agreement dated November 17, 1995 between PTC and the Contractor (the "Stock Option Agreement")), shall be canceled as to any such shares effective on the date of such termination. For purposes of this Article 1, the term "Option" shall mean that certain option to purchase 4,000 shares of PTC's common stock, $.01 par value per share, evidenced by the Stock Option Agreement.

          1.4 Survival. In the event of any termination of this Agreement, Articles 5 and 6 hereof shall survive and continue in effect.

                                   ARTICLE 2
                         INDEPENDENT CONTRACTOR STATUS

          It is the intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venturer, or partner of PTC. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between PTC and either Consultant or any employee or agent of Consultant. Consultant shall retain the right to perform work for others during the terms of this Agreement, provided such work does not otherwise violate the provisions of Article 5 of this Agreement. PTC shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors during the term of this Agreement.


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                                   ARTICLE 3
                    SERVICES TO BE PERFORMED BY CONSULTANT

          Consultant is engaged to provide consulting services to PTC in connection with strategic growth methods and alternatives with respect to PTC's business and its products and to analyze opportunities within PTC's market and the industry generally. PTC and Consultant will mutually determine the methods and means Consultant will use to perform the work to be carried out for PTC. PTC shall be entitled to exercise a broad general power of supervision and control over the results of work performed by Consultant.

                                   ARTICLE 4
                           COMPENSATION AND EXPENSES

          4.1 Compensation; Option. Consultant shall receive the Option in lieu of all other compensation, whether cash or otherwise. Consultant affirmatively acknowledges that he will not receive cash or any other compensation in connection with the services. PTC makes no representation, warranty or covenant with respect to the Option or PTC's common stock. Consultant understands, acknowledges and agrees that he may never realize any value from the Options, which constitute the only compensation payable hereunder, and that any value that he may realize on such Options will be directly tied to performance of PTC's common stock, which performance is not guaranteed or warranted by PTC.

          4.2 Expenses. PTC shall reimburse Consultant for all reasonable, out-of-pocket expenses incurred by Consultant in connection with the performance of the services hereunder by providing PTC with a written request for reimbursement accompanied by such written documentation as may be reasonably requested by PTC to support the amount and validity of such expense.

                                   ARTICLE 5
               CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

          5.1 Confidentiality. Consultant shall maintain in strict confidence, and shall use and disclose only as authorized by PTC, all information of a competitively sensitive or proprietary nature that he receives in connection with the work performed for PTC hereunder. Consultant agrees that, by its nature, the services to be performed hereunder, and any information gathered or compiled in connection therewith, is of a competitively sensitive nature which must be maintained in the strictest of confidence. These restrictions shall not be construed to apply to (1) information generally available to the public; (2) information released by PTC generally without restriction; (3) information independently developed or acquired by Consultant without reliance in any way on other protected information of PTC; or (4) information approved in advance in writing for the use and disclosure of Consultant without restriction. Notwithstanding the foregoing restrictions, Consultant may use and disclose any information (a) to the extent required by an order of any court or other governmental authority or (b) as necessary for him to protect his interest in this Agreement, but in each case only after PTC has been so notified in advance in writing and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

          5.2 Ownership of Work Product. The reports, writings, documents and other work product that Consultant produces during the course of performing the services under this Agreement (collectively, the "Work Product") shall belong to PTC and shall, to the extent possible, be considered a work made for hire for PTC within the meaning of Title 17 of the United States Code. PTC shall have a copyright in all such Work Product and Consultant shall take such actions as may be reasonably requested by PTC to vest in PTC all rights of ownership in such copyright(s).


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                                   ARTICLE 6
                              GENERAL PROVISIONS

          6.1 Notices. Any notices to be given hereunder by either party to the other shall be delivered to the address set forth in the introductory paragraph of this Agreement and may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two days after mailing.

          6.2 Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for PTC and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever.

          6.3 Partial Invalidity. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

          6.4 Parties in Interest. This Agreement is enforceable only by Consultant and PTC. The terms of this Agreement are not a contract or assurance regarding compensation, continued employment, or benefit of any kind to Consultant, or any beneficiary of Consultant, and neither Consultant, nor any such beneficiary thereof, shall be a third-party beneficiary under or pursuant to the terms of this Agreement.

          6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          6.6 Successors. This Agreement shall inure to the benefit of, and be binding upon, Consultant and PTC, and their permitted successors and assigns. This Agreement, and the rights and obligations hereunder, may not be assigned, nor may the duties be delegated by Consultant. PTC may assign this Agreement, and the rights and obligations hereunder, and may delegate the duties, to any entity that controls, is controlled by, or is under common control with PTC, or to any purchaser or other transferee of all or substantially all of PTC's assets or business.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CONSULTANT

                                    /S/ Michael E. Porter
                                    ---------------------
                                    Michael E. Porter
                                    Society Security Number:   ###-##-####
                                                               ------------

PTC                                 PARAMETRIC TECHNOLOGY CORPORATION

                                    By:  /S/ Steven C. Walske
                                         ---------------------------------------
                                    Name:  Steven C. Walske
                                           -------------------------------------
                                    Title:  Chairman and Chief Executive Officer
                                            ------------------------------------


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